Exhibit 5.1

BGA Law (Cayman) Limited

c/o 3-212 Governors Square

23 Lime Tree Bay Avenue

P.O. Box 30746

Seven Mile Beach

Grand Cayman KY1-1203

Cayman Islands

www.boldergroup.com

17 October 2024

Our Ref: SUCKOO – JB2836

MDJM LTD

4th Floor, Harbour Place

103 South Church Street

P.O. Box 10240

Grand Cayman, KY1-1002, Cayman Islands

Dear Sir or Madam,

MDJM LTD (the Company)

We have acted as counsel as to Cayman Islands law to the Company in connection with the Registration Statement on Form F-3, including all amendments or supplements thereto (the Registration Statement), filed with the U.S. Securities and Exchange Commission (the Commission) pursuant to the U.S. Securities Act of 1933 (as amended) (the Securities Act), relating to up to 28,356,500 shares in the capital of the Company of par value US$0.001 each, consisting of (i) 2,722,224 shares (the Shares), (ii) up to a maximum of 17,013,900 shares (the Series A Warrant Shares) issuable upon the exercise of series A warrants, and (iii) up to a maximum of 8,620,376 shares (the Series B Warrant Shares, together with the Shares and the Series A Warrant Shares, the Ordinary Shares) issuable upon the exercise of the series B warrants pursuant to the Securities Purchase Agreement by and among the Company and non-affiliated investors dated 11 September 2024 (the SPA).

We are furnishing this opinion and consent as Exhibits 5.1 and 23.2 to the Registration Statement.

We based our opinion on the Companies Act (as amended) of the Cayman Islands (the Companies Act) currently in force. For the purpose of this opinion, we have examined the documents listed in Schedule 1.

We have relied on the assumptions set out in Schedule 2, which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, we give the following opinions under the laws of the Cayman Islands:

1.	The Company is an exempted company duly incorporated with limited liability, validly existing, and in good standing under the laws of the Cayman Islands.

2.	The issue and allotment of Ordinary Shares have been duly authorised. When allotted, issued and fully paid for as contemplated in the Registration Statement and the Memorandum and Articles (as defined in Schedule 1) and when appropriate entries have been made in the register of members of the Company, the Ordinary Shares will be validly issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.

This opinion is strictly limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. We have not been asked to review and we therefore have not reviewed any of the ancillary documents relating to the documents listed in Schedule 1 or any agreement setting forth the terms and provisions applicable to each award granted under the SPA, and express no opinion or observation upon the terms of any such document.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ BGA Law (Cayman) Limited

BGA Law (Cayman) Limited

Schedule 1

Documents Examined

1.	A copy of the certificate of incorporation of the Company dated 26 January 2018.

2.	A copy of the certificate of incorporation on change of name of the Company dated 7 May 2018.

3.	Copies of the amended and restated memorandum and articles of association adopted by special resolution dated 20 September 2018 (the Memorandum and Articles).

4.	Copies of the register of directors of the Company provided by the Company to us on 14 March 2024.

5.	A copy of the certificate of good standing dated 12 September 2024 in respect of the Company issued by the Registrar of Companies in the Cayman Islands (the Registrar).

6.	A copy of executed written resolutions of the board of directors of the Company dated 11 September 2024.

(the above as Company Records).

7.	A copy of the certificate as to certain matters of fact signed by a director of the Company in the form annexed hereto (the Director’s Certificate).

8.	The Registration Statement.

9.	The SPA.

Schedule 2

Assumptions

1.	All original documents examined in connection with this opinion are authentic. All signatures, initials and seals are genuine and are those of the persons authorised or granted power to sign and/or execute such documents. Copies of documents, conformed copies or drafts of documents provided to us are true, correct and complete copies of, or in the final forms of, the originals, and the final drafts or executed copies conform in every material respect to the latest drafts of the same produced to us.

2.	There are no other resolutions, agreements, documents or arrangements otherwise than what we have examined as listed in Schedule 1 that would affect, amend or vary the transactions envisaged the Registration Statement or affect our opinion in any way.

3.	No monies paid to or for the account of the Ordinary Shares represent or will represent proceeds of criminal conduct or criminal property (as defined in the Proceeds of Crime Act (as amended) or terrorist property (as defined in the Terrorism Act (as amended).

4.	No matters under any law (other than the laws of the Cayman Islands) would or might affect the opinions set out above. Specifically, we have made no independent investigation of such laws.

5.	The information contained in the Director’s Certificate is accurate, correct and complete as at the date of this opinion which cannot be separately and independently investigated or verified by us.

6.	At the time of the issuance of any Ordinary Shares (the Issuance),

(a)	the laws of the Cayman Islands (including the Companies Act) will not have changed in such a way as to materially impact the Issuance;

(b)	the Company will not have been struck off or placed in liquidation;

(c)	the Ordinary Shares will be fully paid;

(d)	the issue price for the Ordinary Shares will not be less than the par value of such ordinary shares; and

(e)	the provisions of the Memorandum and Articles relating to the Issuance will not have been altered, amended or restated.

Schedule 3

Qualifications

1.	To maintain the Company in good standing with the Registrar under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar within the timeframe prescribed by the Companies Act.

2.	Under the Companies Act, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

3.	In this opinion the phrase “non-assessable” means, with respect to the issuance of shares that a shareholder shall not, in respect of the relevant shares, have any obligation to make further contribution to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance, in which a court may be prepared to pierce or lift the corporate veil.

4.	A restrictions notice may be issued by the corporate services provider of the Company in the event of the Company’s failure or disclose beneficial ownership information as required by the Companies Act. Upon issuance of such notice, in respect of the interests affected and amongst others, any transfer or agreement to transfer such interest may be void and the rights attached thereto may not be exercisable.

5.	We express no opinion as to the meaning, validity or effect of any references to foreign (i.e. non-Cayman Islands) statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them in the Registration Statement.

6.	We express no view as to the commercial terms of the Registration Statement or whether such terms represent the intentions of the parties and make no comment with regard to the warranties or representations that may be made by the Company.

7.	We have not made any enquiry and express no opinion as to the compliance of the Company with the International Tax Co-operation (Economic Substance) Act (as amended).

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